Exhibit 99.1

Alico, Inc. Announces Execution of New Four-Year Citrus Fruit Supply Agreements

Fort Myers, FL, May 21, 2020 - Alico, Inc. (“Alico” or the “Company”) (Nasdaq: ALCO) today announces it has entered into two new agreements with its largest customer to supply citrus fruit. These agreements are effective October 1, 2020 and conclude on July 31, 2024 and succeed an existing agreement that is set to expire at the end of September 2020.

John Kiernan, Alico’s President and Chief Executive Officer, commented, “We are pleased to announce that we have extended our relationship with our largest customer for 4 more years. Alico is proud of the successful business relationship we have been able to develop with this customer in recent years and we are both committed to meeting the challenges facing the Florida citrus industry with near-term patience and long-term focus. These new supply agreements, in connection with our other continuing agreements, commit substantially all of our citrus fruit and incorporate certain increasing pricing provisions over the next several seasons.”

About Alico

Alico, Inc. primarily operates two divisions: Alico Citrus, one of the nation’s largest citrus producers, and Alico Water Resources and Other Operations, a leading water storage and environmental services division. Learn more about Alico (Nasdaq: “ALCO”) at www.alicoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Alico’s current expectations about future events and can be identified by terms such as “plans,” “expect,” “may,” “anticipate,” “intend,” “should be,” “will be,” “is likely to,” “believes,” and similar expressions referring to future periods.

Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules; weather conditions that affect production, transportation, storage, demand, import and export of fresh product and their by-products; increased pressure from diseases including citrus greening and citrus canker, as well as insects and other pests; disruption of water supplies or changes in water allocations; market pricing of citrus; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest rates; availability of financing for land development activities and other growth and corporate opportunities; onetime events; acquisitions and divestitures; seasonality; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; changes in agricultural land values; the Company's receipt of future funding from the state of Florida in connection with water retention projects; impact of the coronavirus pandemic on our agriculture operations, including without limitation demand for product, supply chain, health and availability of our labor force and the labor force of our competitors and access to governmental loans and incentives; any reduction in the public float resulting from repurchases of common stock by the Company; changes in equity awards to employees; any increase in public float resulting from the distribution by 734 Investors of its shares to its members; whether the Company's dividend policy, including its recent increased dividend amounts, is continued; expressed desire of certain of our stockholders to liquidate their shareholdings by virtue of past market sales of common stock by sales of common stock or by way of future transactions; political changes and economic crises; competitive actions by other companies; risks related to the duration and severity of the COVID-19 outbreak and its impact on the Company’s business; the impact of the COVID-19 outbreak on the U.S. and global economies and financial market; increased competition from international companies; changes in environmental regulations and their impact on farming practices; the ability to secure permits for the Water Storage Contract and Project from the South Florida Water Management District; the land ownership policies of governments; changes in government farm programs and policies and international reaction to such programs; changes in pricing calculations with our customers; fluctuations in the value of the U. S. dollar, interest rates, inflation and deflation rates; length of terms of contracts with customers; impact on concentration of sales to one customer; and changes in and effects of crop insurance programs, global trade agreements, trade restrictions and tariffs; and soil conditions, harvest yields, prices for commodities, and crop production expenses. Other risks and uncertainties include those that are described in Alico’s SEC filings, which are available on the SEC’s website at http://www.sec.gov. Alico undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investor Contact:

Investor Relations
(646) 277-1254
InvestorRelations@alicoinc.com

Richard Rallo
Senior Vice President and Chief Financial Officer
(239) 226-2000
rrallo@alicoinc.com

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